UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 20, 2019

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2019, the Compensation Committee of the Board of Directors of Accelerate Diagnostics, Inc. (the “Company”) approved the 2020 Salary Waiver and Nonqualified Stock Option Grant Plan (the “Sub-Plan”), which was established pursuant to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”).

Pursuant to the Sub-Plan, each eligible employee was permitted to irrevocably waive a portion of the base compensation (e.g., salary) scheduled to be paid to them in 2020 in exchange for a grant of nonqualified stock options of the Company (the “Options”), which were awarded pursuant to the 2012 Plan in January 2020. Eligible employees included all United States-based, full-time employees of the Company and its subsidiaries who were employed as of December 20, 2019. An eligible employee participating in the Sub-Plan was required to submit a salary waiver agreement (the “Waiver Agreement”), a form of which is attached as Exhibit 10.2 hereto, which was irrevocable after December 31, 2019.

The minimum amount of salary that could be waived was $5,000 and amounts in excess of $5,000 were required to be denominated in additional increments of $5,000. The maximum amount of salary that could be waived was 50% of base compensation (determined by reference to the eligible employee’s base compensation rate effective as of January 1, 2020), provided, that, no participant would receive base cash compensation that was less than the applicable statutory minimum wage.

The number of Options that could be awarded to each participant in January 2020 pursuant to the Sub-Plan was determined by multiplying the amount designated in the participant’s Waiver Agreement by four and dividing such amount by the 30-day trailing average closing price of the Company’s common stock as of December 20, 2019, with such amount rounded to the nearest whole share. Subject to continued full-time employment, the Options will vest and become exercisable in equal monthly installments, on the last day of each month, over 12 months, with the first installment vesting on January 31, 2020 and the last installment vesting on December 31, 2020.

Upon termination of employment for any reason other than death or disability, the vested portion of the Options, if any, may generally be exercised for 90 days following termination of employment. Upon termination of employment by reason of death or disability, the vested portion of the Options, if any, may generally be exercised for 12 months following termination of employment.

In accordance with the Sub-Plan, Mr. Phillips irrevocably waived $100,000 of his annual base salary for 2020 in exchange for 25,268 Options, and Steve Reichling, the Company’s Chief Financial Officer, irrevocably waived $50,000 of his annual base salary for 2020 in exchange for 12,634 Options.

The foregoing description of the Sub-Plan and the Waiver Agreement is not complete and is qualified in its entirety by reference to the full text of the Sub-Plan and the Waiver Agreement, which are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description

10.1	2020 Salary Waiver and Nonqualified Stock Option Grant Plan

10.2	Form of 2020 Salary Waiver Agreement

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2020	ACCELERATE DIAGNOSTICS, INC.
(Registrant)

/s/ Steve Reichling
Steve Reichling
Chief Financial Officer